UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January, 9 2006

KMG America Corporation

(Exact Name of Registrant as Specified in Charter)

Virginia	1-32377	20-1377270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12600 Whitewater Drive, Suite 150
Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-4800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Employment Agreements

On November 9, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of KMG America Corporation (the “Corporation”) authorized Kenneth U. Kuk, Chairman, President and Chief Executive Officer of the Corporation, to negotiate an amendment to the employment agreement between Stanley D. Johnson, Chairman and Chief Executive Officer of Kanawha Insurance Company (“Kanawha”), the Corporation and Kanawha. The parties executed the amendment to Mr. Johnson’s employment agreement on January 9, 2006, which became effective January 1, 2006. The amendment extends the term of Mr. Johnson’s employment agreement for an additional year, to December 31, 2008; changes his annual base salary from $426,084 to $300,000; and allows him to work a flexible work schedule, provided the schedule does not interfere with the performance of his job duties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG AMERICA CORPORATION
(Registrant)

Date: January 12, 2006	By:	/s/ James E. Nelson
James E. Nelson
Senior Vice President, General Counsel & Secretary

(c)	Exhibits

Exhibit No.	Description

99.1	Amendment to Employment Agreement Among KMG America Corporation, Kanawha Insurance Company and Stanley D. Johnson.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Amendment to Employment Agreement Among KMG America Corporation, Kanawha Insurance Company and Stanley D. Johnson.